UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2022

BIOLASE, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36385	87-0442441
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27042 Towne Centre Drive, Suite 270
Lake Forest, California	92610
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 361-1200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BIOL	The NASDAQ Stock Market LLC (NASDAQ Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 30, 2022, BIOLASE, Inc., a Delaware corporation (the “Company”), entered into the Ninth Amendment to Credit Agreement (the “Ninth Amendment”) with SWK Funding LLC (“SWK”), in connection with that certain Credit Agreement (the “Credit Agreement”), by and among the Company, SWK, and the lender parties thereto. The Ninth Amendment amends the Credit Agreement by extending the end of the interest only period of the loan by two quarters, from May 2023 to November 2023, reducing the required minimum consolidated unencumbered liquid assets from $7,500,000 to $3,000,000, reducing the minimum consolidated unencumbered liquid assets triggering the minimum aggregate revenue covenant from $7,500,000 to $5,000,000, and reducing the minimum consolidated unencumbered liquid assets triggering the minimum EBITDA covenant from $7,500,000 to $5,000,000. In connection with the Ninth Amendment, the Company prepaid $1,000,000 of the outstanding loan balance. The Ninth Amendment contains representations, warranties, covenants, releases, and conditions customary for a credit agreement amendment of this type.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 6, 2022, the Board of Directors (the “Board”) of the Company appointed Jennifer Bright as Chief Financial Officer of the Company. Ms. Bright will receive an annual salary of $285,000 in consideration for her service as Chief Financial Officer of the Company, and will be eligible for a bonus compensation target of fifty percent (50%) of annual salary, subject to criteria as established by the Compensation Committee of the Board (the “Compensation Committee”). Ms. Bright’s employment with the Company is at-will. From April 2021 until her appointment as Chief Financial Officer, Ms. Bright was the Company’s Vice President of Finance and Accounting Director. Ms. Bright, 51, is a certified public accountant with more than 25 years of professional accounting and finance experience. From June 2020 to January 2021 she was consulting as Interim Director of Accounting at Spectrum Pharmaceuticals and as Corporate Controller at Kellermeyer Bergensons Services from November 2018 to April 2020. Previously, Ms. Bright held senior accounting and controller positions at Lyon Living, Crunch Holdings, April Healthcare, and Richmond America Homes, and was a Supervising Senior Auditor at the accounting firm of PricewaterhouseCoopers LLP. Ms. Bright holds a B.A. degree in Business Administration from the University of Washington. There is no arrangement or understanding pursuant to which Ms. Bright was selected as Chief Financial Officer, and there are no related party transactions between the Company and Ms. Bright reportable under Item 404(a) of Regulation S-K.

On July 6, 2022, the Board appointed Steven Sandor as Chief Operating Officer of the Company. Mr. Sandor will receive an annual salary of $275,000 in consideration for his service as Chief Operating Officer of the Company, and will be eligible for a bonus compensation target of forty five percent (45%) of annual salary, subject to criteria as established by the Compensation Committee. Mr. Sandor’s employment with the Company is at-will. Mr. Sandor, 42, is a sales executive with more than 14 years of professional experience in the dental industry. From April 2019 until his appointment as Chief Operating Officer, Mr. Sandor served in several positions of increasing responsibility at the Company, and was most recently Senior Director of Commercial Operations and Service. From October 2016 to April 2019 he was Director of Global Training at KaVo Kerr and from May 2014 to May 2016 he was Sales Development Manager. Previously, Mr. Sandor held managerial positions at Sybron Endo, Sybron Orascoptic and AT&T, and served in the United States Coast Guard. Mr. Sandor holds an Executive Masters in Business Administration from Chapman University. There is no arrangement or understanding pursuant to which Mr. Sandor was selected as Chief Operating Officer, and there are no related party transactions between the Company and Mr. Sandor reportable under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On June 30, 2022, the Company issued a press release announcing the Ninth Amendment with SWK, and on July 7, 2022 the Company issued a press release announcing the appointments of Ms. Bright and Mr. Sandor, copies of which are attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibits

99.1	Press Release of BIOLASE, Inc, dated June 30, 2022.

99.2	Press Release of BIOLASE, Inc., dated July 7, 2022.

104	Cover page Interactive data file (embedded with in the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOLASE, INC.

Date: July 7, 2022	By	/s/ John R. Beaver
	Name:	John R. Beaver
	Title:	President and Chief Executive Officer